As filed with the Securities and Exchange Commission on February 28, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Energy Edge Technologies Corporation

(Exact name of registrant as specified in its charter)

New Jersey	52-2439239
(State of incorporation or organization)	(I.R.S. Employer Identification number)

1200 Route 22 East, Suite 2000 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-167853

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.00001 par value

Item 1.         Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, par value $0.00001 per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-167853, initially filed on June 29, 2010, with an effective notice filed on February 14, 2011), as amended, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission is incorporated herein by reference.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.         Exhibits

1.	1.1 Specimen Certificate for $.00001 par value common stock of the Registrant.

2.

Articles of Incorporation of Registrant, as amended, filed as Exhibit 3.1 to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-167853, declared effective on February 14, 2011, and incorporated herein by reference.

3.

Bylaws of Registrant, as amended, filed as Exhibit 3.2 to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-167853, declared effective on February 14, 2011, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Bridgewater, New Jersey, on the 28th day of February, 2011.

Energy Edge Technologies Corporation

By:	/s/ Robert Holdsworth
Name: Title:	Robert Holdsworth President & Chief Executive Officer

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